Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-140176 and 333-173393) of Investors Real Estate Trust of our report dated June 28, 2013, appearing in this annual report on Form 11-K of the IRET Properties 401(k) as of December 31, 2012, and for the year then ended.

/s/ Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota

June 27, 2014